Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13D. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2022.

Maven Ventures Fund II, L.P.
By: Maven Ventures Fund II, LLC, its general partner

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

Maven Ventures Fund II, LLC

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

[Maven Ventures Opportunity Fund I, L.P.
By: Maven Ventures Opportunity Partners I, LLC, its general partner

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

Maven Ventures Opportunity Partners I, LLC

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

Maven Ventures Fund III, L.P.
By: Maven Ventures Fund III, LLC, its general partner

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

Maven Ventures Fund III, LLC

By:	/s/ James Scheinman
Name:	James Scheinman
Title:	Managing Member

/s/ James Scheinman
Name: James Scheinman